UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2023

Aceragen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Idera Pharmaceuticals, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, Idera Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders on January 12, 2023 (the “Special Meeting”), at which the Company’s stockholders approved, among other matters, a proposal to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split”) at a ratio to be determined by the Company’s Board of Directors (the “Board”) within a range of one-for-seventeen (1:17) and one-for-twenty-three (1:23) (or any number in between), with the exact ratio to be determined by the Board in its sole discretion.

On January 12, 2023, the Board approved a one-for-seventeen (1:17) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On January 17, 2023, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split and the Company Name Change (as defined below). The Reverse Stock Split became effective as of 4:59 p.m. Eastern Time on January 17, 2023, and the Company’s common stock is expected to begin trading on a split-adjusted basis when the Nasdaq Stock Market opens on January 18, 2023.

As a result of the effectiveness of the Reverse Stock Split, every 17 shares of the Company’s issued and outstanding common stock were automatically combined, converted and changed into one share of the Company’s common stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment based on the closing sales price of the Company’s common stock on January 17, 2023.

The Reverse Stock Split reduced the number of shares of common stock issued and outstanding from approximately 63.1 million to approximately 3.7 million. Following the Reverse Stock Split, the authorized number of shares of common stock remained at 140 million.

Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Stockholders of record will be receiving information from the Company’s transfer agent regarding their common stock ownership post-Reverse Stock Split. The Company’s common stock will continue to trade on the Nasdaq Stock Market LLC, but the security has been assigned a new CUSIP number (00445F109). In connection with the Company Name Change, the Company’s trading symbol will be changed to ACGN, effective January 18, 2023.

Also on January 17, 2023 and in connection with the previously-announced merger between the Company and Aceragen, Inc., the Board approved a change in name from “Idera Pharmaceuticals, Inc.” to “Aceragen, Inc.” (the “Company Name Change”), as reflected in the Certificate of Amendment. The Company Name Change became effective as of 4:59 p.m. Eastern Time on January 17, 2023.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 17, 2023, the Company issued a press release announcing the Reverse Stock Split, the Company Name Change, and an updated strategic outlook. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On January 17, 2023, the conversion of the Company’s Series Z Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series Z Preferred Stock”) occurred at 5:00 p.m. Eastern Time pursuant to the terms of the Series Z Preferred Stock following stockholder approval at the Special Meeting. Giving effect to the Reverse Stock Split, following the conversion of the Series Z Preferred Stock there are 8,461,063 shares of common stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit Number	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation
99.1	Press Release, dated January 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

	By:	/s/ Bryant D. Lim
Bryant D. Lim
Chief Business Officer and General Counsel

Dated: January 17, 2023